                                                                      EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Jo-Ann Stores, Inc. listed below of our reports dated March 31, 2005, with respect to the consolidated financial statements of Jo-Ann Stores, Inc. and Jo-Ann Stores, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Jo-Ann Stores, Inc., included in this Annual Report (Form 10-K) for the year ended January 29, 2005.

Form  Registration Number
----  -------------------
 S-8      033-60177          1994 Executive Incentive Plan
 S-8      333-10093          1994 Executive Incentive Plan
 S-8      333-72445          1998 Incentive Compensation Plan
 S-8      333-11653          Employees' Savings and Profit-Sharing Plan
 S-8      033-60179          1990 Employees Stock Option and Stock Appreciation Rights Plan
 S-8      333-10087          1990 Employees Stock Option and Stock Appreciation Rights Plan
 S-8      333-10091          1996 Stock Option Plan for Non-Employee Directors
 S-8      333-55278          Nonqualified Stock Option Awards to Certain Employees
 S-8      333-55280          Jo-Ann Stores, Inc. Savings Plan 401(k)




                                            /s/ Ernst & Young LLP


Cleveland, Ohio
April 8, 2005